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                                                                   EXHIBIT 23(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 18, 1994, included in First Tennessee National Corporation's 1993 Annual Report on Form 10-K, into the Company's Registration Statement on Form S-4 and to all references to our firm included therein.



                                        Arthur Andersen & Co.


Memphis, Tennessee
April 22, 1994